Exhibit (e)(2)(ii)


                         NEUBERGER BERMAN EQUITY FUNDS
                                 ADVISOR CLASS
                      DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

         The Series currently subject to this Agreement are as follows:

         Neuberger Berman Fasciano Fund
         Neuberger Berman Focus Fund
         Neuberger Berman Genesis Fund
         Neuberger Berman Guardian Fund
         Neuberger Berman Manhattan Fund
         Neuberger Berman Millennium Fund
         Neuberger Berman Partners Fund

         Dated: May 1, 2002